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                         THE COMPANIES ORDINANCE (1983)

                           MEMORANDUM OF ASSOCIATION

                                       OF

                                   GENTEC LTD

                               [HEBREW CHARACTERS]


1. The name of the Company in English is: GENTEC LTD. The name of the Company in Hebrew is [HEBREW CHARACTERS].

2. The purposes for which the Company is established are:

(a) To market and develop any products and services as shall be determined by the Company from time to time.

(b) To engage in and conduct any business as shall be determined by the Company from time to time.

3. The liability of the members is limited.

4. The share capital of the Company is 28,000 New Israeli Shekels divided into 28,000 ordinary Shares of one New Israeli Shekel each.

We, the undersigned, want to incorporate as a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.



Name and                                                  Number of shares
Addresses of          I.D. and                            taken by each
subscribers           Description        Signature         Subscriber
--------------------------------------------------------------------------------
Gen Technologies      Delaware         /s/                       99
Inc. Ramban 19/8,     corporation
Jerusalem
Brounstein-Aboudi     Limited Company  /s/                        1
Trustees Ltd          51-200476-3
Chen Blvd. 6
Tel Aviv


 [copy illegible]


DATED this 26 day of October, 1995

WITNESS to the above signatures:  /s/ GERALD BROUNSTEIN
                                  ---------------------
                                      Gerald Brounstein
                                      Advocate



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                         NOTICE OF A SPECIAL RESOLUTION

    (In accordance with Section 118 of the Companies Ordinance (New Version)
                                   5743-1983)



                        GENTEC, LTD. [HEBREW CHARACTERS]
                         51-223293-5 [HEBREW CHARACTERS]
                             (herein "The Company")


Notice is hereby given in accordance with Section 118 of the Companies Ordinance
(New Version) 5743-1983 that in an extraordinary meeting which took place in Jerusalem on the 21st day of October 1996 the Company adopted the following special resolution to change the Company's name:

      The Shareholders of the Company resolved to change the Company's name to "AMBIeNT, LTD." (in Hebrew "[HEBREW CHARACTERS]") or a similar name as will be approved by the Registrar of Companies.

I hereby confirm that the above mentioned special resolution was adopted by the
Company:


                                                     /s/ ELIE C. WURTMAN
                                              ----------------------------------
                                                  Elie C. Wurtman, Chairman


Jerusalem, the 21st day of October 1996.




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                  MINUTES OF AN EXTRAORDINARY GENERAL MEETING
                      OF THE SHAREHOLDERS OF GENTEC, LTD.
                         521-223293 [HEBREW CHARACTERS]
                             (herein "The Company")


     Duly convened and held in Jerusalem on this 21st day of October, 1996



Present were: All the shareholders of the Company.


Chairman of the Meeting: Mr. Elie C. Wurtman.


All shareholders of the Company waive all the requirements to prior notice necessary for the adoption of the following special resolution, to the extent that same were not fulfilled.


After discussion and upon motion duly made, the following special resolution was adopted:


IT IS HEREBY RESOLVED:

1. THAT the Company's name be changed to "AMBIeNT LTD." (in Hebrew "[HEBREW
CHARACTERS"]) or a similar name as will be approved by the Registrar of Companies.

2. THAT the Registrar of Companies be notified of the above resolutions at the earliest date possible.

There being no further business, the meeting was duly adjourned.



                                                     /s/ ELIE C. WURTMAN
                                              ----------------------------------
                                                  Elie C. Wurtman, Chairman







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